UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2016

CNX COAL RESOURCES LP

(Exact name of registrant as specified in its charter)

Delaware	001-37456	47-3445032
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 CONSOL Energy Drive

Canonsburg, Pennsylvania 15317

(Address of principal executive offices and zip code)

(724) 485-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Contribution Agreement

On September 30, 2016, CNX Coal Resources LP (the “Partnership”) and its wholly owned subsidiary, CNX Thermal Holdings LLC (“CNX Thermal”), entered into a Contribution Agreement (the “Contribution Agreement”) with CONSOL Energy Inc. (“CONSOL”), Consol Pennsylvania Coal Company LLC (“CPCC”) and Conrhein Coal Company (“Conrhein” and together with CPCC, the “Contributing Parties”), under which CNX Thermal acquired an undivided 6.25% of the Contributing Parties’ right, title and interest in and to the Pennsylvania Mine Complex (which represents an aggregate 5% undivided interest in and to the Pennsylvania Mine Complex) (the “Acquisition”), in exchange for (i) cash consideration in the amount of $21.5 million and (ii) the Partnership’s issuance of 3,956,496 Class A Preferred Units representing limited partner interests in the Partnership at an issue price of $17.01 per Class A Preferred Unit (the “Class A Preferred Unit Issue Price”), or an aggregate $67.3 million in equity consideration. The Class A Preferred Unit Issue Price was calculated as the volume-weighted average trading price of the Partnership’s common units (the “Common Units”) over the trailing 15-day trading period ending on September 29, 2016 (or $14.79), plus a 15% premium. Following the Acquisition and including interests it held previously thereto, CNX Thermal holds an aggregate 25% undivided interest in and to the Pennsylvania Mine Complex.

The Contribution Agreement contains customary representations, warranties, agreements and covenants of the parties. The Partnership and CNX Thermal, on the one hand, and CONSOL, CPCC and Conrhein, on the other hand, have agreed to indemnify each other and their respective affiliates, directors, officers, employees, agents and representatives against certain losses resulting from any breach of their representations, warranties, agreements or covenants contained in the Contribution Agreement, subject to certain limitations.

The Conflicts Committee of the Board of Directors (the “Board”) of CNX Coal Resources GP LLC (the “General Partner”), the general partner of the Partnership, and the Board unanimously approved the terms of the Acquisition.

The foregoing description of the Contribution Agreement is not complete and is qualified in its entirety by reference to the full text of the Contribution Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Second Amended and Restated Agreement of Limited Partnership

On September 30, 2016, in connection with the Acquisition, the Partnership entered into the Second Amended and Restated Agreement of Limited Partnership of the Partnership (the “Amended Partnership Agreement”) to provide for the creation and issuance of the Class A Preferred Units.

Distributions

Distributions on each outstanding Class A Preferred Unit will be cumulative, and will accumulate at 11.0% per annum (the “Class A Preferred Unit Distribution Rate”) for each calendar quarter beginning with the quarter ending December 31, 2016 until such time as the Partnership pays the full cumulative Class A Preferred Unit distribution in respect of such Class A Preferred Unit with respect to such calendar quarter or such Class A Preferred Unit is converted in accordance with the Amended Partnership Agreement, whether or not such Class A Preferred Unit distributions have been declared.

Subject to certain exceptions, a holder of Class A Preferred Units will be entitled to receive Class A Preferred Unit distributions in respect of each Class A Preferred Unit held by such holder as of the applicable record date from time to time out of any assets of the Partnership legally available for the payment of distributions at the Class A Preferred Unit Distribution Rate when, as, and if declared by the Board. Class A Preferred Unit distributions, to the extent declared by the Board to be paid by the Partnership in accordance with the Amended Partnership Agreement, will be paid quarterly, in arrears, at the election of the Partnership either in additional Class A Preferred Units or in cash. If the Partnership fails to pay in full any Class A Preferred Unit distribution (a “Class A Preferred Unit Payment Default”), then the amount of such Class A Preferred Unit arrearage will be increased at an annual rate of 11.0%, compounded quarterly, from the first day of the quarter immediately following the quarter in respect of which such Class A Preferred Unit distribution was to be paid until the Class A Preferred Unit cumulative arrearage has been paid in full.

Until such time as all Class A Preferred Unit cumulative arrearages are paid in full in cash, the Partnership will not be permitted to, and will not, declare or make (i) any distributions in respect of any securities of the Partnership ranking junior to the Class A Preferred Units (including Common Units) or (ii) any distributions in respect of any security of the Partnership ranking pari passu (a “Parity Security”) with Class A Preferred Units, other than the Class A Preferred Unit distribution; provided, however, that distributions may be declared and paid in respect of the Class A Preferred Units and any Parity Securities, as long as such distributions are declared and paid pro rata such that the amounts of distributions declared per Class A Preferred Unit and per unit of such Parity Security shall in all cases bear to each other the same ratio that accrued but unpaid and accumulated distributions per Class A Preferred Unit and per unit of such Parity Security bear to each other.

Voting

Holders of Class A Preferred Units will have such voting rights pursuant to the Amended Partnership Agreement as such holders of Class A Preferred Units would have if all such Class A Preferred Units held by such persons were converted, on a one-for-one basis, into Common Units that were outstanding as of the relevant record date and will vote together with the holders of Common Units as a single class on an “as if” converted on the relevant record date basis. Holders of Class A Preferred Units will be entitled to vote as a separate class on any matter that adversely affects the rights, privileges or preferences of the Class A Preferred Units in any material respect or as required by applicable law or regulation.

Conversion at the Election of the Holder

Class A Preferred Units are convertible, at the election of the holder thereof, into Common Units on a one-for-one basis (i) at any time after September 30, 2017 (the first anniversary of the Acquisition), (ii) with respect to any dissolution or liquidation of the Partnership pursuant to the Amended Partnership Agreement occurring prior to September 30, 2017, as of the business day immediately prior to the effective date of such dissolution or liquidation and (iii) with respect to a Class A Preferred Unit Change of Control (as defined below), as of the business day immediately prior to the record date or effective date, as applicable, of such Class A Preferred Unit Change of Control.

“Class A Preferred Unit Change of Control” means the occurrence of any of the following events: (i) CONSOL has ceased to directly or indirectly own at least 50% of the voting securities of the General Partner, measured by voting power rather than number of units (other than in connection with a qualified initial public offering of the General Partner); (ii) the Common Units are no longer listed or admitted to trading on the New York Stock Exchange or another national securities exchange; (iii) the sale, lease, transfer, conveyance or other disposition (including by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Partnership and its subsidiaries taken as a whole to any person individually or two or more persons acting as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities of the issuer; (iv) the General Partner withdraws or is removed by the limited partners pursuant to the Amended Partnership Agreement; (v) the dissolution or liquidation of the Partnership or the General Partner (other than in connection with a bankruptcy proceeding or statutory winding up), (vi) any transaction pursuant to which the General Partner or any of its affiliates exercises its rights to purchase all of the Common Units pursuant to the Amended Partnership Agreement and (vii) any transaction or event that constitutes a change of control under any of the Partnership’s Funded Indebtedness (as defined below) in excess of $20 million in the aggregate for such indebtedness that permits or causes the acceleration of such indebtedness or the termination of any commitment to lend. “Funded Indebtedness” means all indebtedness for borrowed money that by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, one year or more from, or is directly or indirectly renewable or extendible at the option of the obligor in respect thereof to a date one year or more (including, without limitation, an option of such obligor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more) from, the date of the creation thereof.

Conversion at the Election of the Partnership

All, but not less than all, of the outstanding Class A Preferred Units are convertible, at the election of the Partnership, into Common Units on a one-for-one basis, on or after September 30, 2019 (the third anniversary of the Acquisition); provided, that (i) no Class A Preferred Unit Payment Default has occurred and is continuing; (ii) the volume-weighted average trading price of the Common Units on the national securities exchange on which the Common Units are then listed, quoted or admitted to trading over the 15-day trading period ending on the trading day immediately prior to the date of the Class A Preferred Unit conversion notice is equal to or greater than 140% of the Class A Preferred Unit Issue Price; and (iii) the average daily trading volume of the Common Units on the national securities exchange on which the Common Units are then listed, quoted or admitted to trading is at least 35,000 Common Units (subject to customary anti-dilution adjustments) with respect to any 20 trading days within the 30-trading day period ending on the trading day immediately prior to the date of the Class A Preferred Unit conversion notice.

Restrictions on Transfers

Prior to September 30, 2017 (the first anniversary of the Acquisition), other than transfers to affiliates, CONSOL may not transfer any Class A Preferred Units without the approval of the Partnership (with such approval not be unreasonably withheld).

The foregoing description of the Amended Partnership Agreement is not complete and is qualified in its entirety by reference to the full text of the Amended Partnership Agreement, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

First Amended and Restated Omnibus Agreement

On September 30, 2016, in connection with the Acquisition, the General Partner and the Partnership entered into the First Amended and Restated Omnibus Agreement (the “Amended Omnibus Agreement”) with CONSOL and certain of its subsidiaries.

Under the Amended Omnibus Agreement, CONSOL will indemnify the Partnership for certain liabilities, including those relating to:

•	all tax liabilities attributable to the assets contributed to the Partnership in connection with the Acquisition (the “First Drop Down Assets”) arising prior to the closing of the Acquisition or otherwise related to the Contributing Parties’ contribution of the First Drop Down Assets to the Partnership in connection with the Acquisition; and

•	certain operational and title matters related to the First Drop Down Assets, including the failure to have (i) the ability to operate under any governmental license, permit or approval or (ii) such valid title to the First Drop Down Assets, in each case, that is necessary for the Partnership to own or operate the First Drop Down Assets in substantially the same manner as owned or operated by the Contributing Parties prior to the Acquisition.

The Partnership will indemnify CONSOL for certain liabilities relating to the First Drop Down Assets, including those relating to:

•	the use, ownership or operation of the First Drop Down Assets; and

•	the Partnership’s operation of the First Drop Down Assets under permits and/or bonds, letters of credit, guarantees, deposits and other pre-payments held by CONSOL.

The Amended Omnibus Agreement also amended the Partnership’s obligations to CONSOL with respect to the payment of an annual administrative support fee and reimbursement for the provision of certain management and operating services provided by CONSOL, in each case to reflect structural changes in how those services are provided to the Partnership by CONSOL.

The foregoing description of the Amended Omnibus Agreement is not complete and is qualified in its entirety by reference to the full text of the Amended Omnibus Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

First Amendment to Pennsylvania Mine Complex Operating Agreement

On September 30, 2016, in connection with the Acquisition, CNX Thermal entered into the First Amendment to the Pennsylvania Mine Complex Operating Agreement (the “Operating Agreement Amendment”) with the Contributing Parties. The Operating Agreement Amendment amended the parties’ existing operating agreement to provide that CNX Thermal, as the operator under the operating agreement, will be responsible for managing and conducting the following additional operational services with respect to the Pennsylvania Mine Complex:

•	health, environmental, safety and security services, including Mine Safety and Health Administration reporting;

•	services related to the acquisition, divestiture, management and administration of the real property interests underlying the Pennsylvania Mine Complex;

•	acquiring, managing and administering all permits necessary for the operation of the Pennsylvania Mine Complex in material compliance with such permits;

•	services necessary to (i) market the production from the Pennsylvania Mine Complex and (ii) negotiate, manage and administer the contracts necessary for the operation of the Pennsylvania Mine Complex;

•	logistics relating to operation of the Pennsylvania Mine Complex; and

•	preparing, or causing to be prepared, such daily reports typically prepared by an operator of a mining complex similar to the Pennsylvania Mine Complex that are prepared in the ordinary course of business and monthly per ton reports and annual reserve reports.

The foregoing description of the Operating Agreement Amendment is not complete and is qualified in its entirety by reference to the full text of the Operating Agreement Amendment, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Registration Rights Agreement

On September 30, 2016, in connection with the issuance of Class A Preferred Units, the Partnership entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with CONSOL. Pursuant to the Registration Rights Agreement, the Partnership agreed to use its reasonable best efforts to prepare and file, within 180 days of the date that the first Holder (as defined below) executes and delivers a joinder agreement to the Registration Rights Agreement (the “Trigger Date”), a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), to permit the public resale of the Common Units issued or to be issued upon a conversion of Class A Preferred Units and any Common Units issued as liquidated damages pursuant to the Registration Rights Agreement. The Partnership will use its reasonable best efforts to cause the registration statement to become effective within 360 days after the Trigger Date (the “Effectiveness Deadline”). If the registration statement is not declared effective by the Effectiveness Deadline, then each Holder will be entitled to liquidated damages as set forth in the Registration Rights Agreement. The Registration Rights Agreement also provides Holders with rights that allow Holders to include their registrable securities in certain registered offerings for the Partnership’s own account. Under the Registration Rights Agreement, “Holder” means the record holder of any registrable securities other than CONSOL or its affiliates.

The foregoing description of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Relationships

Each of the General Partner, the Partnership and CNX Thermal is a direct or indirect subsidiary, as applicable, of CONSOL. Certain individuals, including directors of the General Partner, serve as officers and/or directors of CONSOL. The General Partner, as the general partner of the Partnership, owns a 1.71% general partner interest in the Partnership (after taking into account the issuance of the Class A Preferred Units) and all of the Partnership’s incentive distribution rights. CONSOL owns 3,956,496 Class A Preferred Units, 1,050,000 Common Units and 11,611,067 subordinated units representing limited partner interests in the Partnership, which represents an approximate 60.1% aggregate limited partner interest in the Partnership.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosures under Item 1.01 of this Current Report on Form 8-K relating to the Acquisition and the Contribution Agreement are incorporated into this Item 2.01 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosures under Item 1.01 of this Current Report on Form 8-K relating to the Acquisition and the Partnership’s issuance of Class A Preferred Units to CONSOL are incorporated into this Item 3.02 by reference. The Class A Preferred Units were issued pursuant to the Contribution Agreement in a transaction exempt from registration under Section 4(a)(2) of the Securities Act.

Item 3.03	Material Modification to Rights of Security Holders.

The disclosures under Item 1.01 of this Current Report on Form 8-K relating to the Partnership’s issuance of Class A Preferred Units, the execution of the Amended Partnership Agreement, the execution of the Registration Rights Agreement and the effect of the Class A Preferred Units on certain rights of the holders of Common Units are incorporated into this Item 3.03 by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosures under Item 1.01 of this Current Report on Form 8-K relating to the Partnership’s issuance of Class A Preferred Units and execution of the Amended Partnership Agreement are incorporated into this Item 5.03 by reference.

Item 7.01	Regulation FD Disclosure.

On October 3, 2016, the Partnership issued a press release announcing the entry into the Contribution Agreement and the Acquisition. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information provided in this Item 7.01 (including the exhibits referenced therein) shall be deemed “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any filing made by the Partnership pursuant to the Securities Act except to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Second Amended and Restated Agreement of Limited Partnership of CNX Coal Resources LP, dated as of September 30, 2016

4.1	Registration Rights Agreement, dated as of September 30, 2016, by and among CNX Coal Resources LP and CONSOL Energy Inc.

10.1	Contribution Agreement, dated as of September 30, 2016, by and among CONSOL Energy Inc., Consol Pennsylvania Coal Company LLC, Conrhein Coal Company, CNX Coal Resources LP and CNX Thermal Holdings LLC

10.2	First Amended and Restated Omnibus Agreement, dated as of September 30, 2016, by and among CONSOL Energy Inc., CNX Coal Resources GP LLC, CNX Coal Resources LP and the parties listed on Exhibit A thereto

10.3	First Amendment to Pennsylvania Mine Complex Operating Agreement, dated as of September 30, 2016, by and among Consol Pennsylvania Coal Company LLC, Conrhein Coal Company and CNX Thermal Holdings LLC

99.1	Press release of CNX Coal Resources LP dated October 3, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNX COAL RESOURCES LP

	By:	CNX Coal Resources GP LLC, its general partner

Dated: October 4, 2016	By:	/s/ Martha A. Wiegand
Martha A. Wiegand
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Second Amended and Restated Agreement of Limited Partnership of CNX Coal Resources LP, dated as of September 30, 2016

4.1	Registration Rights Agreement, dated as of September 30, 2016, by and among CNX Coal Resources LP and CONSOL Energy Inc.

10.1	Contribution Agreement, dated as of September 30, 2016, by and among CONSOL Energy Inc., Consol Pennsylvania Coal Company LLC, Conrhein Coal Company, CNX Coal Resources LP and CNX Thermal Holdings LLC

10.2	First Amended and Restated Omnibus Agreement, dated as of September 30, 2016, by and among CONSOL Energy Inc., CNX Coal Resources GP LLC, CNX Coal Resources LP and the parties listed on Exhibit A thereto

10.3	First Amendment to Pennsylvania Mine Complex Operating Agreement, dated as of September 30, 2016, by and among Consol Pennsylvania Coal Company LLC, Conrhein Coal Company and CNX Thermal Holdings LLC

99.1	Press release of CNX Coal Resources LP dated October 3, 2016